UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2015
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1110 – 885 West Georgia
Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On October 20, 2015, Destiny Media Technologies Inc. (the “Company” or “Destiny”) issued an aggregate of 2,020,000 Units (each a “Unit”) at a price of USD$0.25 per Unit for gross proceeds of $505,000. Each Unit is comprised of one common share of Destiny and one-half of one common share purchase warrant (“Warrant”), with each whole Warrant entitling the holder to purchase one additional common share at USD$0.30 per share expiring October 20, 2017. Destiny will have the right to accelerate the expiry date of the Warrants if, at any time, the average closing price of Destiny’s common shares is equal to or greater than USD$1.25 for 20 consecutive trading days. In the event of acceleration, the expiry date will be accelerated to a date that is 30 days after Destiny issues a news release announcing that it has elected to exercise this acceleration right.

The Company issued 2,000,000 Units to U.S. persons for gross proceeds of $500,000 pursuant to the provisions of Rule 506 of Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”). Each U.S. subscriber represented that they were an accredited investor as defined under Regulation D of the Securities Act.

The Company also issued 20,000 Units to a non-U.S. person for gross proceeds of $5,000 pursuant to the provisions of Regulation S of the Securities Act. The non-U.S. person represented that she was not a “US person” as defined in Regulation S of the Securities Act and that she was not acquiring the shares for the account or benefit of a US person.

The securities issued under the financing are subject to a hold period expiring on February 21, 2016 pursuant to applicable Canadian securities laws and the rules of the TSX Venture Exchange.

The proceeds from the private placement will be used for general working capital purposes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
99.1	News Release dated October 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.
Date: October 20, 2015
	By:	/s/ STEVEN E. VESTERGAARD

STEVE VESTERGAARD
Chief Executive Officer and President